                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of NexGen Biofuels Ltd. (the
"Company") on Form 10-Q for the quarter ended March 31, 2008 as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, J. Ram
Ajjarapu, Chief Executive Officer of the Company, certify to my knowledge pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, following due inquiry, I believe that:

     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                                         NEXGEN BIOFUELS LTD.

May 13, 2008
                                                         By: /s/ J. Ram Ajjarapu
                                                         -----------------------
                                                         J. RAM AJJARAPU
                                                         CHIEF EXECUTIVE OFFICER